                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Chardan China Acquisition Corp.
(the "Company") on Form 10-QSB for the period ending September 30, 2004 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Richard D. Propper, M.D., Chairman of the Board of the Company,
certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

     1.  The Report fully complies with the requirements of section 13(a) or
         15(d) of the Securities Exchange Act of 1934, as amended; and

     2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Richard D. Propper                              Dated: November 19, 2004
    -------------------------------------
    Richard D. Propper, M.D.
    Chairman of the Board
    (Principal Executive Officer)